Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 24, 2016, with respect to the consolidated financial statements of Xtant Medical Holdings, Inc. (formerly known as Bacterin International Holdings, Inc.) included in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

EKS&H LLLP

July 13, 2016

Denver, Colorado